Exhibit 99.1

Press Release For immediate release Greg Seals, Investor Relations 404-439-3323

Invesco Mortgage Capital Inc. Reports Second Quarter 2026 Financial Results
Atlanta - July 30, 2026 -- Invesco Mortgage Capital Inc. (NYSE: IVR) (the “Company”) today announced financial results for the quarter ended June 30, 2026.
•Net income per common share of $0.34 compared to net loss of $0.28 in Q1 2026
•Earnings available for distribution per common share(1) of $0.50 compared to $0.55 in Q1 2026
•Monthly common stock dividends totaling $0.36 per share, unchanged from Q1 2026
•Book value per common share(2) of $8.03 compared to $8.08 as of March 31, 2026
•Economic return(3) of 3.8% compared to (3.2)% in Q1 2026
•Debt-to-equity ratio of 6.3x compared to 6.1x as of March 31, 2026
•Economic debt-to-equity ratio(1) of 7.5x, unchanged from March 31, 2026

Update from Kevin Collins, Chief Executive Officer
“During the second quarter of 2026, financial conditions improved despite periodic bouts of volatility driven by geopolitical developments in the Middle East and shifting expectations for monetary policy. While U.S. Treasury yields moved higher amid resilient economic growth and elevated inflation, interest rate volatility declined notably from March levels, and investor risk sentiment improved during the quarter. Against this backdrop, our target assets generated positive returns in excess of Treasuries, supported by attractive carry and favorable supply and demand dynamics.
“Our Agency RMBS and TBA investments performed well despite rising interest rates and a more restrictive monetary policy outlook. Our Agency CMBS continued to provide notable stability, supported by attractive relative valuations and predictable cashflows. Economic return for the quarter was 3.8%, driven by attractive carry and contracting risk premiums across our Agency MBS portfolio.
“At quarter end, our $8.2 billion investment portfolio consisted of $6.0 billion Agency RMBS, $1.2 billion Agency TBA, and $0.9 billion Agency CMBS. Our economic debt-to-equity ratio was unchanged at 7.5x, and we maintained a sizable balance of unrestricted cash and unencumbered investments totaling $548.3 million.
“Our outlook for Agency RMBS and Agency CMBS remains constructive. While uncertainty surrounding monetary policy and geopolitical developments persists, we believe valuations remain compelling as interest rate volatility and inflation expectations have moderated from their first quarter peaks. Supply and demand dynamics remain favorable as net issuance is expected to be contained, and broad-based investor demand remains supportive. Agency CMBS is also well positioned, supported by its attractive risk-adjusted yields, relatively low sensitivity to interest rate fluctuations, and diversification benefits. Taken together, these macroeconomic and market technical factors create a favorable backdrop for our investment strategy as we enter the second half of 2026.”

(1) Earnings available for distribution (and by calculation, earnings available for distribution per common share) and economic debt-to-equity ratio are non-Generally Accepted Accounting Principles (“GAAP”) financial measures. Refer to the section entitled “Non-GAAP Financial Measures” for important disclosures and a reconciliation to the most comparable U.S. GAAP measures.
(2) Book value per common share as of June 30, 2026 and March 31, 2026 is calculated as total stockholders' equity less the liquidation preference of the Company's Series C Preferred Stock ($168.6 million as of June 30, 2026 and $169.7 million as of March 31, 2026), divided by total common shares outstanding.
(3) Economic return for the quarter ended June 30, 2026 is defined as the change in book value per common share from March 31, 2026 to June 30, 2026 of ($0.05); plus dividends declared of $0.36 per common share; divided by the March 31, 2026 book value per common share of $8.08. Economic return for the quarter ended March 31, 2026 is defined as the change in book value per common share from December 31, 2025 to March 31, 2026 of ($0.64); plus dividends declared of $0.36 per common share; divided by the December 31, 2025 book value per common share of $8.72.

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Key performance indicators for the quarters ended June 30, 2026 and March 31, 2026 are summarized in the table below.

$ in millions, except share amounts	Q2 2026		Q1 2026		Variance
Average Balances (1)	(unaudited)		(unaudited)
Average earning assets (at amortized cost)	$6,631.0		$5,946.5		$684.5
Average borrowings	$5,927.7		$5,367.5		$560.2
Average total stockholders' equity	$966.9		$887.5		$79.4

U.S. GAAP Financial Measures
Total interest income	$85.4		$79.6		$5.8
Total interest expense	$55.3		$52.6		$2.7
Net interest income	$30.1		$27.0		$3.1
Total expenses	$5.5		$4.9		$0.6
Net income (loss) attributable to common stockholders	$31.8		($23.1)		$54.9

Average earning asset yields	5.15%		5.36%		(0.21)%
Average cost of funds	3.73%		3.92%		(0.19)%
Average net interest rate margin	1.42%		1.44%		(0.02)%

Period-end weighted average asset yields (2)	5.29%		5.34%		(0.05)%
Period-end weighted average cost of funds	3.76%		3.80%		(0.04)%
Period-end weighted average net interest rate margin	1.53%		1.54%		(0.01)%

Book value per common share (3)	$8.03		$8.08		($0.05)
Earnings (loss) per common share (basic)	$0.34		($0.28)		$0.62
Earnings (loss) per common share (diluted)	$0.34		($0.28)		$0.62
Debt-to-equity ratio	6.3	x	6.1	x	0.2	x

Non-GAAP Financial Measures (4)
Earnings available for distribution	$47.1		$44.7		$2.4
Effective interest expense	$34.6		$31.0		$3.6
Effective net interest income	$50.9		$48.6		$2.3

Effective cost of funds	2.33%		2.31%		0.02%
Effective interest rate margin	2.82%		3.05%		(0.23)%

Earnings available for distribution per common share	$0.50		$0.55		($0.05)
Economic debt-to-equity ratio	7.5	x	7.5	x	0.0	x
(1) Average earning assets, average borrowings and average total stockholders' equity are calculated based on the weighted month-end balances of mortgage-backed securities at amortized cost, repurchase agreement borrowings and total U.S. GAAP stockholders' equity, respectively.
(2) Period-end weighted average asset yields are based on amortized cost as of period-end and incorporate future prepayment assumptions when appropriate.
(3) Book value per common share is calculated as total stockholders' equity less the liquidation preference of the Company's Series C Preferred Stock ($168.6 million as of June 30, 2026 and $169.7 million as of March 31, 2026), divided by total common shares outstanding.
(4) Earnings available for distribution (and by calculation, earnings available for distribution per common share), effective interest expense (and by calculation, effective cost of funds), effective net interest income (and by calculation, effective interest rate margin), and economic debt-to-equity ratio are non-GAAP financial measures. Refer to the section entitled “Non-GAAP Financial Measures” for important disclosures and a reconciliation to the most comparable U.S. GAAP measures of net income (loss) attributable to common stockholders (and by calculation, basic earnings (loss) per common share), total interest expense (and by calculation, cost of funds), net interest income (and by calculation, net interest rate margin) and debt-to-equity ratio.

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Portfolio Composition
The following table summarizes certain characteristics of the Company's investment portfolio including TBAs as of June 30, 2026 and March 31, 2026.

	As of
	June 30, 2026			March 31, 2026
$ in thousands	Fair Value	Percentage of Portfolio	Period-end Weighted Average Yield (1)	Fair Value	Percentage of Portfolio	Period-end Weighted Average Yield (1)
Agency RMBS:
30 year fixed-rate pass-through coupon:
4.5%	1,257,214	15.4%	4.87%	757,581	10.4%	4.89%
5.0%	1,590,480	19.5%	5.18%	1,434,765	19.8%	5.20%
5.5%	1,901,626	23.4%	5.47%	1,704,437	23.5%	5.49%
6.0%	1,234,309	15.1%	5.91%	1,198,042	16.5%	5.93%
Total 30 year fixed-rate pass-through	5,983,629	73.4%	5.36%	5,094,825	70.2%	5.42%
Agency CMO	64,386	0.8%	8.83%	67,113	1.0%	8.89%
Agency CMBS	901,894	11.1%	4.62%	864,270	11.9%	4.61%
Total MBS portfolio	6,949,909	85.3%	5.29%	6,026,208	83.1%	5.34%
TBAs, at implied market value (2)	1,201,022	14.7%		1,226,450	16.9%
Total investment portfolio including TBAs	8,150,931	100.0%		7,252,658	100.0%
(1) Period-end weighted average yield is based on amortized cost as of June 30, 2026 and March 31, 2026 and incorporates future prepayment assumptions when appropriate.
(2) The presentation of TBAs in the table above represents management's view of the investment portfolio and does not reflect how the Company records TBAs on its condensed consolidated balance sheets under U.S. GAAP. Under U.S. GAAP, the Company records TBAs that it does not intend to settle on the contractual settlement date as derivative financial instruments. The Company values TBAs on its condensed consolidated balance sheets at net carrying value, which represents the difference between implied market value and implied cost basis of the TBAs.
The following table summarizes certain characteristics of the Company's borrowings as of June 30, 2026 and March 31, 2026.

	As of
$ in thousands	June 30, 2026			March 31, 2026
	Amount Outstanding	Weighted Average Interest Rate	Weighted Average Remaining Maturity (days)	Amount Outstanding	Weighted Average Interest Rate	Weighted Average Remaining Maturity (days)
Repurchase agreements - Agency RMBS	5,352,131	3.76%	26	4,510,019	3.80%	31
Repurchase agreements - Agency CMBS	858,272	3.76%	23	829,354	3.80%	25
Total borrowings	6,210,403	3.76%	25	5,339,373	3.80%	30
The following tables summarize certain characteristics of the Company's interest rate swaps whereby the Company pays fixed interest rates and receives floating interest rates based on the secured overnight financing rate as of June 30, 2026 and March 31, 2026.

$ in thousands	As of June 30, 2026
Maturities	Notional Amount	Weighted Average Fixed Pay Rate	Weighted Average Floating Receive Rate	Weighted Average Years to Maturity
Less than 3 years	1,925,000	1.28%	3.68%	1.7
3 to 5 years	1,150,000	1.14%	3.68%	4.2
5 to 7 years	545,000	3.66%	3.68%	6.6
7 to 10 years	595,000	3.98%	3.68%	9.2
Greater than 10 years	550,000	2.44%	3.68%	20.5
Total	4,765,000	1.99%	3.68%	6.0

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$ in thousands	As of March 31, 2026
Maturities	Notional Amount	Weighted Average Fixed Pay Rate	Weighted Average Floating Receive Rate	Weighted Average Years to Maturity
Less than 3 years	1,675,000	0.86%	3.68%	1.7
3 to 5 years	950,000	0.54%	3.68%	4.3
5 to 7 years	545,000	3.66%	3.68%	6.8
7 to 10 years	495,000	3.99%	3.68%	9.3
Greater than 10 years	450,000	2.04%	3.68%	18.7
Total	4,115,000	1.66%	3.68%	5.8
The following table summarizes certain characteristics of the Company's U.S. Treasury futures contracts as of June 30, 2026 and March 31, 2026.

	As of
	June 30, 2026	March 31, 2026
$ in thousands	Notional Amount - Short	Notional Amount - Short
10 year U.S. Treasury futures	600,000	310,000
Ultra 10 year U.S. Treasury futures	375,000	375,000
30 year U.S. Treasury futures	305,000	305,000
Total	1,280,000	990,000
Capital Activities
Dividends
During the three months ended June 30, 2026, the Company declared monthly common stock dividends totaling $0.36 per share and a Series C Preferred Stock dividend of $0.46875 per share.
Issuances of Common Stock
During the three months ended June 30, 2026, the Company issued 14,847,506 shares of common stock for net proceeds of $118.0 million through its at-the-market program.
Repurchases of Preferred Stock
During the three months ended June 30, 2026, the Company repurchased and retired 47,222 shares of Series C Preferred Stock with a carrying value of $1.1 million.

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About Invesco Mortgage Capital Inc.
The Company is a real estate investment trust that primarily focuses on investing in, financing and managing mortgage-backed securities and other mortgage-related assets. The Company is externally managed and advised by Invesco Advisers, Inc., a registered investment adviser and an indirect wholly-owned subsidiary of Invesco Ltd., an independent global investment management firm.

Earnings Call
Members of the investment community and the general public are invited to listen to the Company’s earnings conference call on Friday, July 31, 2026, at 9:00 a.m. ET, by calling one of the following numbers:

North America Toll Free:    888-982-7409
International:        1-212-287-1625
Passcode:         Invesco

An audio replay will be available until 5:00 pm ET on August 14, 2026 by calling:

866-363-1806 (North America) or 1-203-369-0194 (International)

The presentation slides that will be reviewed during the call will be available on the Company’s website at www.invescomortgagecapital.com.

Cautionary Notice Regarding Forward-Looking Statements
This press release, the related presentation and comments made in the associated conference call, may include statements and information that constitute “forward-looking statements” within the meaning of the U.S. securities laws as defined in the Private Securities Litigation Reform Act of 1995, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements include our views on the risk positioning of our portfolio, domestic and global market conditions (including the Agency RMBS, Agency CMBS and residential and commercial real estate markets), the market for our target assets, our expected financial performance, including our earnings available for distribution, economic return, comprehensive income and changes in our book value, our intention and ability to pay dividends, our ability to continue performance trends, the stability of portfolio yields, interest rates, spreads, prepayment trends, financing sources, cost of funds, our anticipated leverage, liquidity, capital structure and equity allocation. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.
Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks identified under the captions “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the year ended December 31, 2025, which may be updated by subsequently filed quarterly reports on Form 10-Q or current reports on Form 8-K, and which are available on the Securities and Exchange Commission’s website at www.sec.gov.

All written or oral forward-looking statements that we make, or that are attributable to us, are expressly qualified by this cautionary notice. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

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INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	Three Months Ended			Six Months Ended
$ in thousands, except share data	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Interest income	85,408	79,641	70,624	165,049	144,470
Interest expense	55,308	52,593	52,895	107,901	107,920
Net interest income	30,100	27,048	17,729	57,148	36,550
Other income (loss)
Gain (loss) on investments, net	(21,226)	(54,940)	(5,268)	(76,166)	76,890
Gain (loss) on derivative instruments, net	31,584	12,879	(30,916)	44,463	(107,595)
Total other income (loss)	10,358	(42,061)	(36,184)	(31,703)	(30,705)
Expenses
Management fee – related party	3,329	2,974	2,831	6,303	5,827
General and administrative	2,125	1,917	2,041	4,042	3,704
Total expenses	5,454	4,891	4,872	10,345	9,531
Net income (loss)	35,004	(19,904)	(23,327)	15,100	(3,686)
Dividends to preferred stockholders	(3,165)	(3,190)	(3,297)	(6,355)	(6,638)
Gain (loss) on repurchase and retirement of preferred stock	3	(27)	57	(24)	46
Net income (loss) attributable to common stockholders	31,842	(23,121)	(26,567)	8,721	(10,278)

Other comprehensive income (loss)
Unrealized gain (loss) on mortgage-backed securities, net	—	—	(271)	—	229
Reclassification of unrealized (gain) loss on sale of mortgage-backed securities to gain (loss) on investments, net	—	—	(518)	—	(402)
Total other comprehensive income (loss)	—	—	(789)	—	(173)
Comprehensive income (loss) attributable to common stockholders	31,842	(23,121)	(27,356)	8,721	(10,451)

Earnings (loss) per share
Net income (loss) attributable to common stockholders
Basic	0.34	(0.28)	(0.40)	0.10	(0.16)
Diluted	0.34	(0.28)	(0.40)	0.10	(0.16)

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INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of
$ in thousands, except share amounts	June 30, 2026	December 31, 2025
ASSETS
Mortgage-backed securities, at fair value (including pledged securities of $6,474,978 and $5,879,318, respectively)	6,949,909	6,276,609
Cash and cash equivalents	73,381	56,040
Restricted cash	167,155	110,391
Investment related receivable	30,650	27,848
Derivative assets, at fair value	16,510	4,412
Other assets	1,014	594
Total assets	7,238,619	6,475,894
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Repurchase agreements	6,210,403	5,619,255
Derivative liabilities, at fair value	882	—
Dividends payable	12,008	25,845
Accrued interest payable	12,512	28,664
Collateral held payable	6,703	—
Accounts payable and accrued expenses	2,289	1,580
Due to affiliate	3,501	3,006
Total liabilities	6,248,298	5,678,350
Stockholders' equity:
Preferred Stock, par value $0.01 per share; 50,000,000 shares authorized:
7.50% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock: 6,742,221 and 6,854,131 shares issued and outstanding, respectively ($168,556 and $171,353 aggregate liquidation preference, respectively)	163,049	165,756
Common Stock, par value $0.01 per share; 134,000,000 shares authorized; 102,386,106 and 71,790,532 shares issued and outstanding, respectively	1,024	718
Additional paid in capital	4,461,196	4,209,977
Retained earnings (distributions in excess of earnings)	(3,634,948)	(3,578,907)
Total stockholders’ equity	990,321	797,544
Total liabilities and stockholders' equity	7,238,619	6,475,894

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Non-GAAP Financial Measures
The table below shows the non-GAAP financial measures the Company uses to analyze its operating results and the most directly comparable U.S. GAAP measures. The Company believes these non-GAAP measures are useful to investors in assessing its performance as discussed further below.

Non-GAAP Financial Measure	Most Directly Comparable U.S. GAAP Measure
Earnings available for distribution (and by calculation, earnings available for distribution per common share)	Net income (loss) attributable to common stockholders (and by calculation, basic earnings (loss) per common share)
Effective interest expense (and by calculation, effective cost of funds)	Total interest expense (and by calculation, cost of funds)
Effective net interest income (and by calculation, effective interest rate margin)	Net interest income (and by calculation, net interest rate margin)
Economic debt-to-equity ratio	Debt-to-equity ratio
The non-GAAP financial measures used by the Company's management should be analyzed in conjunction with U.S. GAAP financial measures and should not be considered substitutes for U.S. GAAP financial measures. In addition, the non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures of its peer companies.
Earnings Available for Distribution
The Company's business objective is to provide attractive risk-adjusted returns to its stockholders, primarily through dividends and secondarily through capital appreciation. The Company uses earnings available for distribution as a measure of its investment portfolio’s ability to generate income for distribution to common stockholders and to evaluate its progress toward meeting this objective. The Company calculates earnings available for distribution as U.S. GAAP net income (loss) attributable to common stockholders adjusted for (gain) loss on investments, net; realized (gain) loss on derivative instruments, net; unrealized (gain) loss on derivative instruments, net; TBA dollar roll income and (gain) loss on repurchase and retirement of preferred stock. The Company may add and has added additional reconciling items to its earnings available for distribution calculation as appropriate.
By excluding the gains and losses discussed above, the Company believes the presentation of earnings available for distribution provides a consistent measure of operating performance that investors can use to evaluate its results over multiple reporting periods and, to a certain extent, compare to its peer companies. However, because not all of the Company's peer companies use identical operating performance measures, the Company's presentation of earnings available for distribution may not be comparable to other similarly titled measures used by its peer companies. The Company excludes the impact of gains and losses when calculating earnings available for distribution because when analyzed in conjunction with its U.S. GAAP results, earnings available for distribution provides additional detail of its investment portfolio’s earnings capacity. In addition, certain gains and losses represent one-time events.
Furthermore, gains and losses have not been accounted for consistently under U.S. GAAP. Under U.S. GAAP, certain gains and losses may be reflected in net income whereas other gains and losses may be reflected in other comprehensive income. For example, a portion of the Company's mortgage-backed securities were historically classified as available-for-sale securities, and changes in the valuation of these securities were recorded in other comprehensive income on its condensed consolidated balance sheets. The Company elected the fair value option for its mortgage-backed securities purchased on or after September 1, 2016, and changes in the valuation of these securities are recorded in other income (loss) in the condensed consolidated statements of comprehensive income (loss).
To maintain qualification as a REIT, U.S. federal income tax law generally requires that the Company distribute at least 90% of its REIT taxable income annually. Because the Company views earnings available for distribution as a consistent measure of its investment portfolio's ability to generate income for distribution to common stockholders, earnings available for distribution is one metric, but not the exclusive metric, that is used to determine the amount, if any, of dividends on common stock. However, earnings available for distribution should not be considered as an indication of the Company's taxable income, a guaranty of its ability to pay dividends or as a proxy for the amount of dividends it may pay, as earnings available for distribution excludes certain items that impact its cash needs.
Earnings available for distribution is an incomplete measure of the Company's financial performance and there are other factors that impact the achievement of the Company's business objective. The Company cautions that earnings available for distribution should not be considered as an alternative to net income (determined in accordance with U.S. GAAP), or as an indication of the Company's cash flow from operating activities (determined in accordance with U.S. GAAP), a measure of the Company's liquidity, or as an indication of amounts available to fund its cash needs.

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The table below provides a reconciliation of U.S. GAAP net income (loss) attributable to common stockholders to earnings available for distribution for the following periods:

	Three Months Ended			Six Months Ended
$ in thousands, except per share data	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Net income (loss) attributable to common stockholders	31,842	(23,121)	(26,567)	8,721	(10,278)
Adjustments:
(Gain) loss on investments, net	21,226	54,940	5,268	76,166	(76,890)
Realized (gain) loss on derivative instruments, net (1)	32,412	(23,324)	47,608	9,088	149,124
Unrealized (gain) loss on derivative instruments, net (1)	(43,239)	32,023	11,939	(11,216)	15,181
TBA dollar roll income (2)	4,857	4,166	—	9,023	1,147
(Gain) loss on repurchase and retirement of preferred stock	(3)	27	(57)	24	(46)
Subtotal	15,253	67,832	64,758	83,085	88,516
Earnings available for distribution	47,095	44,711	38,191	91,806	78,238
Basic income (loss) per common share	0.34	(0.28)	(0.40)	0.10	(0.16)
Earnings available for distribution per common share (3)	0.50	0.55	0.58	1.04	1.21
(1)    U.S. GAAP gain (loss) on derivative instruments, net on the condensed consolidated statements of comprehensive income (loss) includes the following components:

	Three Months Ended			Six Months Ended
$ in thousands	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Realized gain (loss) on derivative instruments, net	(32,412)	23,324	(47,608)	(9,088)	(149,124)
Unrealized gain (loss) on derivative instruments, net	43,239	(32,023)	(11,939)	11,216	(15,181)
Contractual net interest income (expense) on interest rate swaps	20,757	21,578	28,631	42,335	56,710
Gain (loss) on derivative instruments, net	31,584	12,879	(30,916)	44,463	(107,595)
(2)    A TBA dollar roll is a series of derivative transactions where TBAs with the same specified issuer, term and coupon but different settlement dates are simultaneously bought and sold. The TBA settling in the later month typically prices at a discount to the TBA settling in the earlier month. TBA dollar roll income represents the price differential between the TBA price for current month settlement compared to the TBA price for forward month settlement. The Company includes TBA dollar roll income in earnings available for distribution because it is the economic equivalent of interest income on the underlying Agency RMBS, less an implied financing cost, over the forward settlement period. TBA dollar roll income is a component of gain (loss) on derivative instruments, net on the Company's condensed consolidated statements of comprehensive income (loss).
(3)    Earnings available for distribution per common share is equal to earnings available for distribution divided by the basic weighted average number of common shares outstanding.
The table below presents the components of earnings available for distribution for the following periods:

	Three Months Ended			Six Months Ended
$ in thousands	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Effective net interest income (1)	50,857	48,626	46,360	99,483	93,260
TBA dollar roll income	4,857	4,166	—	9,023	1,147
Total expenses	(5,454)	(4,891)	(4,872)	(10,345)	(9,531)
Subtotal	50,260	47,901	41,488	98,161	84,876
Dividends to preferred stockholders	(3,165)	(3,190)	(3,297)	(6,355)	(6,638)
Earnings available for distribution	47,095	44,711	38,191	91,806	78,238
(1)See below for a reconciliation of net interest income to effective net interest income, a non-GAAP measure.

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Effective Interest Expense/Effective Cost of Funds/Effective Net Interest Income/Effective Interest Rate Margin
The Company calculates effective interest expense (and by calculation, effective cost of funds) as U.S. GAAP total interest expense adjusted for contractual net interest income (expense) on its interest rate swaps that is recorded as gain (loss) on derivative instruments, net. The Company views its interest rate swaps as an economic hedge against increases in future market interest rates on its borrowings. The Company adds back the net payments or receipts on its interest rate swap agreements to its total U.S. GAAP interest expense because the Company uses interest rate swaps to add stability to interest expense.
The Company calculates effective net interest income (and by calculation, effective interest rate margin) as U.S. GAAP net interest income adjusted for contractual net interest income (expense) on its interest rate swaps that is recorded as gain (loss) on derivative instruments, net.
The Company believes the presentation of effective interest expense, effective cost of funds, effective net interest income and effective interest rate margin measures, when considered together with U.S. GAAP financial measures, provides information that is useful to investors in understanding the Company's borrowing costs and operating performance.
The following table reconciles total interest expense to effective interest expense and cost of funds to effective cost of funds for the following periods:

	Three Months Ended
	June 30, 2026		March 31, 2026		June 30, 2025
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	55,308	3.73%	52,593	3.92%	52,895	4.62%
Less: Contractual net interest expense (income) on interest rate swaps recorded as gain (loss) on derivative instruments, net	(20,757)	(1.40)%	(21,578)	(1.61)%	(28,631)	(2.50)%
Effective interest expense	34,551	2.33%	31,015	2.31%	24,264	2.12%

	Six Months Ended June 30,
	2026		2025
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	107,901	3.82%	107,920	4.54%
Less: Contractual net interest expense (income) on interest rate swaps recorded as gain (loss) on derivative instruments, net	(42,335)	(1.50)%	(56,710)	(2.39)%
Effective interest expense	65,566	2.32%	51,210	2.15%

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The following table reconciles net interest income to effective net interest income and net interest rate margin to effective interest rate margin for the following periods:

	Three Months Ended
	June 30, 2026		March 31, 2026		June 30, 2025
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	30,100	1.42%	27,048	1.44%	17,729	0.94%
Add: Contractual net interest income (expense) on interest rate swaps recorded as gain (loss) on derivative instruments, net	20,757	1.40%	21,578	1.61%	28,631	2.50%
Effective net interest income	50,857	2.82%	48,626	3.05%	46,360	3.44%

	Six Months Ended June 30,
	2026		2025
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	57,148	1.43%	36,550	0.96%
Add: Contractual net interest income (expense) on interest rate swaps recorded as gain (loss) on derivative instruments, net	42,335	1.50%	56,710	2.39%
Effective net interest income	99,483	2.93%	93,260	3.35%

Economic Debt-to-Equity Ratio
The following table shows the Company's debt-to-equity ratio and the Company's economic debt-to-equity ratio as of June 30, 2026 and March 31, 2026. The Company's debt-to-equity ratio is calculated in accordance with U.S. GAAP and is the ratio of total debt to total stockholders' equity.
The Company presents an economic debt-to-equity ratio, a non-GAAP financial measure of leverage that considers the impact of the off-balance sheet financing of its investments in TBAs that are accounted for as derivative instruments under U.S. GAAP. The Company includes these types of TBAs at implied cost basis in its measure of leverage because a forward contract to acquire Agency RMBS in the TBA market carries similar risks to Agency RMBS purchased in the cash market and funded with on-balance sheet liabilities. Similarly, a contract for the forward sale of Agency RMBS has substantially the same effect as selling the underlying Agency RMBS and reducing the Company's on-balance sheet funding commitments. The Company believes that presenting its economic debt-to-equity ratio, when considered together with its U.S. GAAP financial measure of debt-to-equity ratio, provides information that is useful to investors in understanding how management evaluates at-risk leverage and gives investors a comparable statistic to those of other mortgage REITs who also invest in TBAs and present a similar non-GAAP measure of leverage.

	As of
$ in thousands	June 30, 2026	March 31, 2026
Repurchase agreements	6,210,403	5,339,373
Total stockholders' equity	990,321	876,354

Debt-to-equity ratio (1)	6.3	6.1
Economic debt-to-equity ratio (2)	7.5	7.5
(1)Debt-to-equity ratio is calculated as the ratio of total repurchase agreements to total stockholders' equity.
(2)Economic debt-to-equity ratio is calculated as the ratio of total repurchase agreements and TBAs at implied cost basis ($1.2 billion as of June 30, 2026 and March 31, 2026) to total stockholders' equity.

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Average Balances
The table below presents information related to the Company's average earning assets, average earning asset yields, average borrowings and average cost of funds for the following periods:

	Three Months Ended			Six Months Ended
$ in thousands	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Average earning assets (1)	6,631,046	5,946,466	5,078,921	6,290,647	5,249,787
Average earning asset yields (2)	5.15%	5.36%	5.56%	5.25%	5.50%

Average borrowings (3)	5,927,725	5,367,463	4,577,566	5,649,142	4,752,927
Average cost of funds (4)	3.73%	3.92%	4.62%	3.82%	4.54%
(1)Average balances for each period are based on weighted month-end balances. Average earning assets do not include TBAs that are treated as derivative instruments under U.S. GAAP.
(2)Average earning asset yields for each period are calculated by dividing interest income, including amortization of premiums and discounts, by average earning assets based on the amortized cost of the investments. All yields are annualized.
(3)Average borrowings for each period are based on weighted month-end balances. Average borrowings do not include the off-balance sheet financing component of TBAs that are treated as derivative instruments under U.S. GAAP.
(4)Average cost of funds is calculated by dividing annualized interest expense by average borrowings.

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